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                                                                       EXHIBIT 2

                             DATED 16TH OCTOBER 2000




                         BETWEEN THE CORE SHETH FAMILIES


                                   ----------


                                    AGREEMENT

                                   RELATING TO
                            THE EXCHANGE OF INTERESTS
                         IN TRISTAR, VILEAUROSE AND TIC


                                   ----------




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THIS AGREEMENT MADE THE      DAY OF       2000

AMONG

(1) KIRIT SUNDERLAL SHETH of plot number 2812, Umm Suqeim, Dubai, United Arab Emirates, Indian National identified by his Passport Number Z-1147155 ("KS Sheth") AND MAHENDRAKUMAR SUNDERLAL SHETH , of 101 Centerpoint jijiboy lane, Parel, Mumbai, India Indian National identified by his Passport Number U-797261 ("MS Sheth") AND SHASHIKANT SUNDERLAL SHETH of 101 Centerpoint jijiboy lane, Parel, Mumbai, India Indian National identified by his Passport Number A-1147155 ("SS Sheth") (MS Sheth and SS Sheth being represented by KS Sheth, acting under power of attorney with power and authority thereunder to bind the aforesaid MS Sheth and SS Sheth AND JAMNADAS ODHAVJI SHETH of 14 Russell Road, Moor Park, Northwood, Middlesex HA6 2LL, England, Indian National identified by his Passport Number U300253 ("JO Sheth") (JO Sheth being represented by Jayesh Jamnadas Sheth of 14 Russell Road, Moor Park, Northwood, Middlesex HA6 2LL, England, British National, identified by his Passport Number 500056812 ("JJ Sheth") acting under power of attorney with power and authority thereunder to bind the aforesaid JO Sheth (hereinafter collectively referred to as "the Core Sheth Families")

RECITALS

     (A) WHEREAS The Core Sheth Families have joint beneficial ownership of Tristar Shares, Tristar Preference Shares, and Tristar Warrants set out in Schedule 1. The Core Sheth Families are the joint legal owners of TMC, Starion, Nevell and Jamsun, who hold most of such Tristar Shares, Tristar Preference Shares and Tristar Warrants.

     (B) AND WHEREAS the Core Sheth Families have joint legal and beneficial ownership of all of the issued shares of Vileaurose.

     (C) AND WHEREAS the Core Sheth Families have joint legal and beneficial ownership of TIC, which owns 49% shares in EPW and holds the right to vote for the remaining 51% shares.


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     (D) AND WHEREAS the Core Sheth Families wish to exchange their interests in
         Tristar, Vileaurose and TIC to the effect that JO Sheth shall relinquish all his rights and interest in and to the Tristar Shares, Tristar Preference Shares and Tristar Warrants in exchange for KS
         Sheth, MS Sheth and SS Sheth relinquishing their rights and interest in and to the Vileaurose Shares and TIC Shares.

     NOW, THEREFORE, This Agreement sets out terms and conditions upon which the parties have agreed to complete the transactions.

NOW IT IS HEREBY AGREED AND DECLARED AS FOLLOWS:

1        INTERPRETATION

1.1 In this Agreement and in the Schedules hereto unless the context otherwise requires the following words and expressions shall bear the following meanings:

"Closing Date"                            the date of this Agreement;

"Closing"                                 execution of this Agreement by all the
                                          parties hereto and the completion of
                                          all of the matters referred to in
                                          clause 3;

"Core Sheth Families"                     Collectively, JO Sheth, KS Sheth,
                                          MS Sheth and SS Sheth.

"Core Sheth Family"                       Collectively KS Sheth, MS Sheth and SS
                                          Sheth.

"JO Family Solicitors"                    Masons of 30 Aylesbury Street, London
                                          EC1R OER;

"Shares" shall mean and include all of the Tristar Shares, Tristar Warrants, Tristar Preference Shares and the Shares of Vileaurose, TIC, TMC and Starion.

"Core Sheth Family Solicitors"            Baker & McKenzie of 100 New Bridge
                                          Street, London EC4V 6JA;

"Vileaurose"                              Vileaurose Chimique S.A. trading as
                                          Emicos International, Jebel Ali Free
                                          Trade Zone, United Arab Emirates and
                                          as Concorde International.;


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"Encumbrance"                             includes any mortgage, charge (whether
                                          equitable or legal), bill of sale,
                                          pledge, deposit, lien, encumbrance,
                                          hypothecation, arrangement for the
                                          retention of title, sale and
                                          leaseback, sale and repurchase or
                                          deferred title arrangement and any
                                          other right, interest, power or
                                          arrangement of any nature whatsoever
                                          having the purpose or effect of
                                          providing security for, or otherwise
                                          protecting against default in respect
                                          of, any obligations;

"EPW"                                     European Perfume Works Co. LLC,
                                          Sharjah, United Arab Emirates

"Jamsun"                                  Jamsun Trading Co. LLC, Dubai, United
                                          Arab Emirates.

"Nevell"                                  Nevell Investments S.A., Panama

"Starion Shares"                          Bearer shares representing all of the
                                          issued share capital of Starion as set
                                          out in Schedule 1

"Starion"                                 Starion International Limited, British
                                          Virgin Islands, IBC No.:

"TIC Shares"                              Bearer shares representing all of the
                                          issued share capital of TIC as set out
                                          in Schedule 1

"TIC"                                     Transvit Investment Corporation,
                                          Panama

"TMC Shares"                              Bearer shares representing all of the
                                          issued share capital of TMC as set out
                                          in Schedule 1

"TMC"                                     Transvit Manufacturing Corporation,
                                          British Virgin Islands, IBC No.:

"Tristar Preference Shares"               Series A and Series B preference
                                          shares in Tristar as set out in
                                          Schedule 1

"Tristar Shares"                          Common Stock of Tristar as set out in
                                          Schedule 1


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"Tristar Warrants"                        Warrants to purchase common stock of
                                          Tristar as set out in Schedule 1

"Tristar"                                 Tristar Corporation, of United States
                                          of America. (NASDAQ: TSAR);

"Vileaurose Shares"                       Bearer shares representing all of the
                                          issued share capital of Vileaurose as
                                          set out in Schedule 1

1.2 Words denoting the singular number shall include the plural and vice versa.

1.3      Words denoting any gender shall include all genders.

1.4 References to persons shall include firms, corporations and other associations or bodies of persons whether or not incorporated and any government, state or agency of a state whether or not any of the foregoing has any separate legal personality.

1.5 Any reference to a statute or statutory provision shall be construed as including a reference to any statutory modification consolidation or re-enactment (whether before or after the date hereof) from time to time and shall include reference to any provision of which it is a re-enactment (whether with or without modification) and any bye-laws, statutory instruments, rules, regulations, orders, notices, directions, consents and permissions made or given thereunder any conditions attaching thereto.

1.6 Clause headings are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

1.7      The expression "this Agreement" includes a reference to each Schedule.

1.8 References to clauses, sub-clauses, paragraphs and schedules are to clauses, sub-clauses, paragraphs and schedules to this Agreement.

2.       TRANSFER OF BUSINESS INTERESTS

2.1 The parties agree that with effect from the Closing Date and subject to the terms of this Agreement:


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2.1.1    the Core Sheth Families shall procure that all of the TMC Shares,
         Starion Shares, Tristar Shares held by Jamsun, Tristar Shares held by JO Sheth and Tristar Preference Shares held by Nevell shall be transferred to the Core Sheth Family or a corporation designated by the Core Sheth Family for such transfer with full title guarantee, free from all rights, liens, charges and Encumbrances (Except for the 250,000 shares pledged to National Loan Investors, USA ) and together with all rights now or hereafter attaching to them. JO Sheth shall have no beneficial or legal interest in any of the Tristar Shares, Tristar Preference Shares and Tristar Warrants.

2.1.2 the Core Sheth Families shall procure that all of the TIC Shares and Vileaurose Shares shall be transferred to JO Sheth with full title guarantee, free from all rights and free from all liens, and charges and Encumbrances and together with all rights now or hereafter attaching to them. Core Sheth Family shall have no beneficial or legal interest in any of the Tristar Shares, Tristar Preference Shares and Tristar Warrants.

2.2 Core Sheth Family and JO Sheth mutually covenant that they shall and shall procure that the parties shall relinquish any management rights they or their employees may have in any company referred herein in which they relinquish ownership rights.

3.       CLOSING

3.1 Closing shall take place on the Closing Date at the offices of Al Khaleej Legal Consultants at Muscat Oman when all the parties shall have complied with Clauses 2.1.1, 2.1.2 and 2.2 hereof. In completion of Clause 2.2 hereof, Jayesh Jamanadas Sheth shall resign as a Director and officer of Tristar and Naresh Narrottamdas Shah, shall resign as a Director of Vileaurose.

4.       SEC DISCLOSURE:

         The Core Sheth Families shall co-operate with each other and file all the required SEC disclosures arising due to this Agreement including, but not limited to filling, promptly, 13D and Form 4.


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5.       NOTICES AND PROCEEDINGS

5.1 Any notice under this Agreement shall be in writing and be signed by or on behalf of the party giving it. The giving of any notice by or to any member of the Core Sheth Family is deemed to be notice given by or to the entire Core Sheth Family.

5.2 Any such notice may be served by leaving it at or sending it by facsimile prepaid recorded delivery or registered post to the address and for the attention of the relevant party as set out in this clause or as otherwise notified from time to time in accordance with the provisions of this clause.

5.3 In the event of any action or proceedings being begun pursuant to or in respect of this Agreement the parties hereto agree that service of the process by which the action or proceedings is or are begun and of any and all other documents relating to such action or proceedings shall (without however preventing any party from utilising such other modes of service as may for the time being be permitted by the Civil Procedure Rules 1999 and Practice Directions applying thereto, or any amendment or reissue thereof) be full and proper if effected in the manner and at the address prescribed by the provisions of this clause relating to notices.

5.4 Any notice and/or any document relating to any action or proceedings (including an originating process) so served by facsimile or courier shall be deemed to have been received:

5.4.1 in the case of facsimile, twelve (12) hours after the time of despatch provided an error-free transmission report has been received by the sender; and

5.4.2 in the case of Courier, forty eight (48) hours from the time of dispatch from and to an address in the United Kingdom or Northern Ireland or five (5) days from the time of posting if from or to an address elsewhere.

5.4.3 the addresses facsimile and e-mail numbers of parties for the purposes of this Agreement are:

15.5 The addresses facsimile and e-mail numbers of parties for the purposes of this Agreement are:


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        NAME OF PARTY: SM FAMILY

        Address: P.O.Box 41362, Dubai, UAE

        Facsimile number: (04) 2223339

        E-mail address: trilite@emirates.net.ae

        For the attention of: Mr. Kirit Sheth

        NAME OF PARTY: JO FAMILY

        Address: P.O.Box 5551, Dubai, UAE.

        Facsimile number: (04) 3519822

        E-mail address: jay.sheth@unistar-intl.com

        For the attention of: Mr. Jay Sheth.


6.       COSTS

6.1 The legal costs and expenses of both of the parties hereto incurred in relation to the negotiation, preparation and execution of this Agreement shall be borne equally by the Core Sheth Families.

7.       NO PARTNERSHIP

7.1 Nothing in this Agreement shall constitute or be deemed to constitute a partnership or agency between any of the parties hereto and none of them shall have any authority to bind the others in any way whatsoever other than as contemplated or provided for in this Agreement.

8.       BENEFIT OF AGREEMENT

8.1 This Agreement shall be binding on and shall enure for the benefit of the successors and assigns and personal representatives (as the case may be) of each of the parties hereto.


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9.       LEGALITY AND ENFORCEABILITY

9.1 Notwithstanding that any provision of this Agreement may prove to be illegal or unenforceable the remaining provisions of this Agreement shall continue in full force and effect.

10.      GENERAL

10.1 No variation of this Agreement shall be valid or effective unless made by one or more instruments in writing signed by or on behalf of such of the parties hereto as would be affected by such variation.

10.2 No waiver by any of the parties hereto of any of the requirements hereof or of any of its rights hereunder shall release any of the other parties hereto from full performance of those remaining obligations stated herein and no failure to exercise and no delay in exercising on the part of any of the parties hereto any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right power or privilege preclude any other or further exercise thereof or the exercise of any other right power or privilege.

10.3 The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies otherwise provided by law.

10.4 Any date or period mentioned in this Agreement may be extended by agreement between the parties hereto (or such of the parties as may be affected thereby) but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence in this Agreement.

10.5 This Agreement may be executed in more than one part or counterpart, each of which shall be deemed to constitute an original and shall become effective when one or more such parts or counterparts have been signed by all of the parties hereto and (so signed) delivered to each of the parties hereto.


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11.      ENTIRE AGREEMENT

12.1 Each of the parties acknowledges and agrees that in entering into this Agreement, and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation or understanding (whether negligently or innocently made) of any person (whether party to this Agreement or not) other than as expressly set out in this Agreement. Nothing in this clause shall, however, operate to limit or exclude any liability for fraud or fraudulent misrepresentation.

13.      GOVERNING LAW AND JURISDICTION

14.1 This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with English law.

14.2 Each of the parties hereto irrevocably agrees that the courts of England and Wales shall have non-exclusive jurisdiction to hear and determine any suit action or proceeding and to settle any dispute which may arise out of or in connection with this Agreement and that the courts of Dubai United Arab Emirates shall have non-exclusive jurisdiction only in respect of disputes relating to assets situate in Dubai UAE and for such purposes irrevocably submits to the jurisdiction of such courts.

IN WITNESS WHEREOF THIS AGREEMENT WAS EXECUTED AS A DEED BY THE PARTIES HERETO OR THEIR RESPECTIVE REPRESENTATIVES HEREUNTO DULY AUTHORISED THE DAY AND YEAR FIRST ABOVE WRITTEN.

SIGNED by                           )
KIRIT SUNDERLAL SHETH               )
for himself and under power of      )
attorney for                        )
MAHENDRAKUMAR SUNDERLAL             )
SHETH and                           )
SHASHIKANT SUNDERLAL                )
SHETH                               )
SIGNED by                           )
JAMNADAS ODHAVJI SHETH              )
acting by his attorney              )
JAYESH JAMNADAS SHETH               )


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                                   SCHEDULE 1

1.       TRISTAR SHARES

------------------------------------------------------------------------------------------
              NAME                   CERT.NO                 F.VALUE    NOS.      SHARES
------------------------------------------------------------------------------------------
Starion International - BVI      RCDC 1085                   500,000      1       500,000
Starion International - BVI      RCDC 1086                   400,000      1       400,000
Starion International - BVI      TSAR 140 to 147              50,000      8       400,000
Starion International - BVI      TSAR 200 to 239              10,000     40       400,000
Starion International - BVI      TSAR 240                     13,174      1        13,174
Starion International - BVI      TSAR 148 to 151              50,000      4       200,000
Starion International - BVI      TSAR 152 to 155              50,000      4       200,000
Starion International - BVI      TSAR 156 to 159              50,000      4       200,000
Starion International - BVI      TSAR 160 to 168              50,000      8       400,000
Jamnadas Sheth                   RC 1686                       1,000      1         1,000
Jamnadas Sheth                   RC 1672                       3,900      1         3,900
Jamnadas Sheth                   RC 1683                       8,900      1         8,900
Jamnadas Sheth                   RC 1710                       8,200      1         8,200
Jamnadas Sheth                   RCDC 1714                    23,000      1        23,000
Jamnadas Sheth                                                 1,000      1         1,000
Jamsun                           TSAR 0098                    61,000      1        61,000
Transvit Manufacturing Corp.     TSAR 550 & 551              500,000      2     1,000,000
Transvit Manufacturing Corp.     TSAR 553 TO 559           1,000,000      7     7,000,000
Transvit Manufacturing Corp.     TSAR 548/549                500,000      2     1,000,000
Transvit Manufacturing Corp.     TSAR 547                    477,810      1       477,810
                                                                            -------------
                            TOTAL                                              12,297,984
                                                                            =============

TRISTAR PREFERENCE SHARES

537,142 Series A Preferred shares. Convertible into 537,142 shares of Tristar Common Stock. Shares held by Transvit Manufacturing Corporation.

120,690 Series B Preferred shares. Convertible into 482,760 shares of Tristar Common Stock. Shares held by Nevell Investments S.A.

TRISTAR WARRANTS

Warrant to purchase 2,000,000 Tristar Common Stock held by Starion International Ltd., BVI.

Warrant to purchase 400,000 Tristar Common Stock held by Starion International Ltd., BVI.

TMC SHARES

Bearer Share Certificate # 1 representing 12,500 shares

Bearer Share Certificate # 2 representing 12,500 shares

Bearer Share Certificate # 3 representing 12,500 shares


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Bearer Share Certificate # 4 representing 12,500 shares

TIC SHARES

Bearer Share Certificate # 2 representing 50 shares

Bearer Share Certificate # 3 representing 50 shares

STARION SHARES

Bearer Share Certificate # 1 representing 1,000 shares

Bearer Share Certificate # 2 representing 1,000 shares

VILEAUROSE SHARES

Bearer Share Certificate # 1 representing 100 shares




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